FOR IMMEDIATE RELEASE	May 24, 2011

Contact:

investor@clenergen.com
www.clenergen.com

CLENERGEN CORPORATION

CLENERGEN RESTRUCTURES ITS BOARD OF DIRECTORS IN PREPARATION FOR INSTITUTIONAL FUND RAISING IN NORTH AMERICA.

Clenergen announced today that it has restructured its Board of Directors in preparation for its expected institutional fundraising efforts in North America. Alex Worrall has been appointed to the Board as an Independent Director. Alex has 30 years experience as a public company director and was responsible in 2006 for founding Helius Energy plc, which designs, builds and operates biomass power stations. Helius recorded substantial profits within 3 years from commencement of operations. Prior to his founding Helius, Alex was chairman of ThyssenKrupp UK plc, a holding company with 50 subsidiaries, 8,000 employees and a £1.6 billion turnover.  He is a Fellow of the Chartered Institute of Certified Accountants.

Pamela Peeters was also appointed to the Board as an Independent Director and is a well known figure in the field of sustainable business development.  Ms. Peeters advises public and private sector institutions, along with high profile clients which include the Flemish government, The Prince of Belgium, SMART cars and UNESCO.  She was recently honored with the Crystal Environment Award during the World Environment Summit in Bahrain.

Tim Bowen, who was hired as CEO in April 2010 has stepped down as CEO and from the Clenergen Board. Tim needed to curtail extensive global travel associated with the CEO position due to personal reasons. Mark Quinn, Clenergen’s Chairman of the Board will assume the position of Chief Executive Officer.

Commenting on the restructuring of the Board, Mark Quinn, Chairman and CEO said, “In order to prepare for the next stage of the companies development and service the US investment community, we have restructured and are delighted to welcome Alex Worrall and Pamela Peeters to the Board. We believe Alex will broaden the Board’s business experience and Pamela will help generate public awareness to the founding principles of the Company.  The Board would like to thank Tim for leading the Company over the last year during which we have moved from a development stage company into revenue generation with significant global opportunity”.

About Clenergen Corporation

Clenergen Corporation is a publicly-traded company with its common stock quoted in the USA on the OTCQB Market (Symbol: CRGE) and in Germany on the First Quotation Board, Open Market of the Frankfurt Stock Exchange (Symbol : 9CE) Clenergen offers strategic clean energy generation and supply of biomass feedstock to address the requirement for renewable and sustainable supplies of electricity.  Clenergen has developed a unique modular system for gasification and localized plantation management. Clenergen also plans to provide biomass feedstock for producing wood pellets for co firing with coal to produce low emission electricity.

Clenergen Corporation uses biomass feedstock to implement sustainable supplies of clean energy  for captive end users, islands, mining companies, government or privately-owned power grid systems and other end users. The "Distributed Environmental Power System" marries significant proprietary advancements in plant science with proven long standing engineering technologies to achieve this goal.  For further information on Clenergen Corporation and its products and services, go to: www.clenergen.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “may,” “anticipate,” “believe,” “should,” “intend,” “estimate,” and variations of such words.  Forward-looking statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, those risks and uncertainties contained in this press release and those identified in the periodic reports that the company files with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act.